Staffing 360 Solutions Completes $10 Million Private Placement

Closing Provides Capital to Fund Staffing 360’s Accretive Acquisitions

New York, NY – March 19, 2014 – Staffing 360 Solutions, Inc. (OTCQB: STAF), a public company engaged in the provision of international staffing services in IT, financial, accounting, healthcare, and cybersecurity industries, today announced the closing of its private placement offering of units for total gross proceeds of $10 million to certain accredited investors. The capital raise was completed with the help of Accelerated Capital Group, Inc., a registered broker dealer based out of Irvine, CA that acted as the placement agent for this offering, as well as to Gentry Wealth Management, LLC, a registered investment advisor based out of Scottsdale, AZ, whose client relationships represented approximately $9.2 million of the aggregate $10 million private placement.

“Raising $10 million to support Staffing 360’s consolidation strategy is a significant achievement,” stated A.J. Cervantes, Vice Chairman and President of Staffing 360 Solutions. “Since last summer I have been working diligently with Accelerated Capital Group and Gentry to reach this milestone, culminating in the acquisition of Initio in January and using the remaining proceeds to continue to fund our accretive acquisitions, such as Poolia UK. These funds were crucial in adding Brendan Flood and Matt Briand to our growing roster of highly skilled industry experts and shaping our organization into a public company with over $100 million in annual revenues.”

Christopher Bowman, Founder of Gentry Wealth Management, added, “One of our goals at Gentry is to identify promising early stage, high-growth companies for certain high net worth clients. Not only was this raise a resounding success in closing the company’s recent string of acquisitions, we are pleased to have Staffing 360 as a complement to our alternative investment portfolios.”

As part of Staffing 360 Solutions’ growth strategy, its management team has been engaged in the development of a comprehensive program to create a pipeline of prospective acquisitions, including its Initio International acquisition, which closed January 3, 2014, and Poolia UK acquisition, which closed February 28, 2014. Management believes its resulting consolidated revenues place Staffing 360 Solutions in the top 30 public staffing companies in the United States.

“Working on this capital raise with the exceptional crew at Staffing 360 and Gentry has allowed us to provide another strong alternative investment solution to certain accredited investors at our firm,” said Wayne Miiller, CEO of Accelerated Capital Group. “This successful offering sets Staffing 360 Solutions on a trajectory to meet its goal of reaching $300 million in revenues over the next 24 months.”

In connection with the private placement offering, Staffing 360 Solutions issued units consisting of the Company’s common stock and warrants to certain accredited investors. The private placement was conducted in reliance upon exemptions from registration pursuant to the provisions of Section 4(a)(2), Rule 506 of Regulation D.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the global staffing sector engaged in the acquisition of international staffing organizations with operations in the US, Europe and India. As part of its targeted consolidation model, Staffing 360 Solutions is pursuing broad spectrum staffing companies in the IT, financial, accounting, healthcare and cybersecurity industries. The Company believes the staffing industry offers opportunities to create a successful public company with a longer term objective of accretive acquisitions that will drive annual revenues to $300 million. For more information, please visit: www.staffing360solutions.com

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to, new agreements, the ability to enter into any additional acquisitions, or the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Company Contact:

Staffing 360 Solutions, Inc.

Alfonso J. Cervantes, Vice Chairman and President

212.634.6410

info@staffing360solutions.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

212.634.6413

info@trilogy-capital.com